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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               BV FINANCIAL, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)



UNITED STATES                                       To be Applied For
----------------                                    ------------------
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


7114 North Point Road, Baltimore, Maryland          21219
-------------------------------------------       ---------
(Address of principal executive offices)          (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act: None

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[ ]
      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[X]
      Securities Act registration statement file number to which this form relates: 333-119083.

Securities to be registered pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
                     --------------------------------------
                                (Title of class)





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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading: "Description of BV Financial Capital Stock," filed on September 17, 2004 and amended on October 29, 2004 as part of the Registrant's Registration Statement on Form SB-2, No. 333-119083.

ITEM 2. EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Charter

                  Incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, No. 333-119083, filed on October 29, 2004.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, No. 333-119083, filed on October 29, 2004.

            (c) Plan of Reorganization and Stock Issuance, as amended and restated

                  Incorporated by reference to Exhibit 2.0 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, No. 333-119083, filed on October 29, 2004.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.0 to Pre-Effective Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, No. 333-119083, filed on October 29, 2004.



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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              BV FINANCIAL, INC.
                              ------------------
                              (Registrant)


                              Date: November 5, 2004



                              By: /s/ Edmund T. Leonard
                                  ------------------------------------
                                  Edmund T. Leonard
                                  Chairman and Chief Financial Officer